UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: CompensatoryArrangements of Certain Officers

Following the sale by Global N.R.G. Pacific Ltd. (the “Seller”), a 95% subsidiary of Global Energy Inc. (the “Company”), to Presaco Investments Ltd. (the “Buyer”) of all of the stock capital of the Seller’s subsidiary, Global Energy Ethiopia Ltd. (“GEE”), as well as all of the Seller’s right, title, and interest in and to all its property and assets in connection with the business of community castor farming for oil and the development of governmental lands for castor oil in Ethiopia, on April 1, 2009 Mr. Yanai Man resigned from his position as Chief Executive Officer of the Seller. He will remain in his position as Chief Executive Officer of GEE, which is now owned by the Buyer.

Yani Man Projects Ltd. has agreed to sell its remaining 50 shares in the Seller to the Company for the aggregate payment of NIS 50. After such sale, the Company will be the sole shareholder of the Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer April 1, 2009